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EXHIBIT 99A.3

COMBINED BALANCE SHEETS                U S WEST COMMUNICATIONS GROUP
(UNAUDITED)
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
					     March 31,   December 31,
In millions                                    1996          1995
- - --------------------------------------    ---------------------------
ASSETS
Current assets:
 Cash and cash equivalents                         $43          $172
 Accounts and notes receivable                   1,508         1,617
 Inventories and supplies                          211           193
 Deferred tax asset                                249           259
 Prepaid and other                                  91            51
					  ---------------------------
   Total current assets                          2,102         2,292
					  ---------------------------

Property, plant and equipment - net             13,771        13,529
Other assets                                       769           764
					  ---------------------------
   Total assets                                $16,642       $16,585
					  ===========================

LIABILITIES AND EQUITY
Current liabilities:
 Short-term debt                                  $995        $1,065
 Accounts payable                                  783           851
 Dividends payable                                 255           254
 Other                                           1,486         1,437
					  ---------------------------
   Total current liabilities                     3,519         3,607
					  ---------------------------

Long-term debt                                   5,679         5,689
Postretirement and other postemployment
 benefit obligations                             2,319         2,351
Deferred taxes, credits and other                1,506         1,462

Communications Group equity                      3,619         3,476
					  ---------------------------
   Total liabilities and equity                $16,642       $16,585
					  ===========================
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